UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 25, 2009
Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

SOVRAN ACQUISITION LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Other Jurisdiction Of Incorporation)	0-24071 (Commission File Number)	16-1481551 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2009, Sovran Self Storage, Inc. (the "Company") and Sovran Acquisition Limited Partnership, through action of the Compensation Committee of the Company's Board of Directors (the "Committee"), authorized annual incentive awards in respect of the year ended December 31, 2008 to the Company's  Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.  The awards are payable in cash, and in restricted stock under the terms of the Company's 2005 Award and Option Plan.  The Committee also awarded an approximate 3.2% increase in the base salary for these executive officers for the year ended December 31, 2009.

Details of the Committee's actions are set forth below:

Officer	2009 Base Salary	Cash Bonus	Restricted Stock Award
Robert J. Attea, Chief Executive Officer	$419,000	$121,789	2,030[1]shares
Kenneth F. Myszka, Chief Operating Officer	$408,000	$118,584	1,976[2]shares
David L. Rogers, Chief Financial Officer	$408,000	$118,584	1,976[3]shares

(1)	Vests 50% per year over 2 years.

(2)	Vests 25% per year over 4 years.

(3)	Vests 20% per year over 5 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 26, 2009	SOVRAN SELF STORAGE, INC. By /s/ DAVID L. ROGERS Name: David L. Rogers Title: Chief Financial Officer

Date: February 26, 2009	SOVRAN ACQUISITION LIMITED PARTNERSHIP By: Sovran Holdings, Inc. Its: General Partner By /s/ DAVID L. ROGERS Name: David L. Rogers Title: Chief Financial Officer